                    EQUIPMENT LEASING CORPORATION OF AMERICA

                                    Obligor

                                      AND

                               FIRST VALLEY BANK

                               Indenture Trustee

                          SIXTH SUPPLEMENTAL INDENTURE

                                  Dated as of

                                  May 15, 1996

                           SUPPLEMENTAL TO INDENTURE

                           Dated as of August 5, 1986
                         and supplements thereto dated
                              September 19, 1986,
                              September 20, 1988,
                              September 13, 1989,
                                August 17, 1990,
                                      and
                                August 18, 1993

                                ---------------

                              DEMAND CERTIFICATES

                              -------------------

                            FIXED RATE CERTIFICATES

                            -----------------------

                       THIS INDENTURE COVERS THE ISSUANCE
              OF $50,000,000 IN DEMAND AND FIXED RATE CERTIFICATES

    SIXTH SUPPLEMENTAL INDENTURE dated as of May 15, 1996, between EQUIPMENT LEASING CORPORATION OF AMERICA, a Delaware Corporation (hereinafter called the "Company"), having its principal executive office at Suite 76, 501 Silverside Road, Wilmington, Delaware 19809, and First Valley Bank, a Pennsylvania Corporation, as Trustee (hereinafter called the "Trustee").

    WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of August 5, 1986 and supplements thereto dated September 19, 1986, September 20, 1988, September 13, 1989, August 17, 1990, and August 18, 1993 (hereinafter called the "Original Indenture"), to the Trustee in connection with an issue of certain debt obligations pursuant to the requirement of the Trust Indenture Act of 1939, as amended; and

    WHEREAS, the Company, pursuant to appropriate resolutions of its Board of Directors desires to create under the Original Indenture an additional series of debt obligations to be known as Demand and Fixed Rate Certificates, ranking on party in all respects with previously authorized Variable Rate Money Market Demand Thrift Certificates, Fixed Term Money Market Thrift Certificates, Demand and Fixed Rate Certificates (hereinafter collectively called the "Certificates" or the "Debentures" as those terms may be used interchangeably) ranking pari passu to all previously authorized and outstanding Certificates; and

    WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its Board of Directors has duly resolved and determined to make, execute and deliver to the Trustee, this Indenture to register for sale an offering of debt securities known as Demand and Fixed Rate Certificates collectively called the "Certificates" or the "Debentures" as those terms may be used interchangeably) ranking pari passu to all previously authorized and outstanding Certificates; and

    WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its Board of Directors has duly resolved and determined to make, execute and deliver to the Trustee, this supplemental indenture thereof, or otherwise, except as otherwise provided in the Original Indenture or this Supplemental Indenture, as follows:

                                  ARTICLE ONE
ss101 through 113

    Sections ss101 through 113 of the Original Indenture are specifically incorporated as ss101 through 113 hereof, respectively.

                                  ARTICLE TWO
s201  FORMS GENERALLY

    The Certificates and the Trustee's Certificates of Authentication shall be in substantially the forms set forth in Exhibit A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this and the Original Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Certificate as evidenced by their execution of the Certificate.

    The definitive Certificate shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificate may be listed, all as determined by the officers executing such Certificate, as evidenced by their execution of such Certificate.


                                 ARTICLE THREE

ss301 through 312

    Sections ss301 through 312 of the Original Indenture are herein incorporated as ss301 through ss312 hereof, respectively.

                                  ARTICLE FOUR

ss401 through 402

    Sections ss401 through 402 of the Original Indenture are herein incorporated as ss401 through ss402 hereof, respectively.

                                  ARTICLE FIVE

ss501 through 514

    Sections s501 through 514 of the Original Indenture are herein incorporated as ss501 through 514 hereof, respectively.

                                  ARTICLE SIX

ss601 through 614

    Sections ss601 through 614 of the Original Indenture are herein incorporated as ss601 through 614 hereof, respectively.

                                 ARTICLE SEVEN

ss701 through 704

    Sections ss701 through 704 of the Original Indenture are herein incorporated as ss701 through 704 hereof, respectively.

                                 ARTICLE EIGHT

ss801 through 802

    Sections ss801 through 802 of the Original Indenture are herein incorporated as ss801 through 802 hereof, respectively.

                                  ARTICLE NINE

ss901 through 906

    Sections ss901 through 906 of the Original Indenture are herein incorporated as ss901 through 906 hereof, respectively.

                                  ARTICLE TEN

ss1001 through 1008

    Sections ss1001 through 1008 of the Original Indenture are herein incorporated as ss1001 through 1008 hereof, respectively.

                                 ARTICLE ELEVEN

ss1101 through 1108

    Sections ss1101 through 1108 of the Original Indenture are herein incorporated as ss1101 through 1108 hereof respectively.

                                 ARTICLE TWELVE

ss1201

    Section s1201 of the Original Indenture is herein incorporated as s1201 hereof.

1202.  ADDITIONAL SECURITIES AUTHORIZED HEREUNDER

    The aggregate principal amount of Demand and Fixed Rate Certificates which may be authenticated and delivered under this Sixth Supplemental Indenture is limited to an additional $50,000,000 in principal amount of Certificates which may be offered in conjunction with those previously authorized under terms of the Original Indenture (as supplemented.)

    All of the Certificates to be issued under this sixth Supplemental Indenture shall be as further described herein, and shall rank on parity with each other and with the Certificates (represented by Variable Rate Money Market Demand Thrift Certificates, Fixed Rate Money Market Thrift Certificates, Demand and Fixed Rate Certificates) issued under the Original Indenture, as supplemented.

                                ARTICLE THIRTEEN

S1301

    Sections 1301 of the Original Indenture is herein incorporated as s1301 hereof.

    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       EQUIPMENT LEASING CORPORATION OF AMERICA

(Corporate Seal)

                                       BY: /s/  William Shapiro
                                       ----------------------------------------
                                                                      PRESIDENT


ATTEST:

/s/  Lester Shapiro
- -----------------------------------
                          SECRETARY


                                       FIRST VALLEY BANK

(Corporate Seal)

                                       BY: /s/  Debra A. Schwalb
                                       ----------------------------------------
                                                       ASSISTANT VICE-PRESIDENT


ATTEST:

/s/  H. Lewis Stone
- -----------------------------------
                      TRUST OFFICER

COMMONWEALTH OF PENNSYLVANIA    :

                                :  ss.

COUNTY OF MONTGOMERY            :


    On the 15th day of May, 1996 before me personally came WILLIAM SHAPIRO, to me known, who, being by me duly sworn, did depose and say that he is President of EQUIPMENT LEASING CORPORATION OF AMERICA one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                            /s/  Irene Leahy
(Notorial Seal)                             -------------------------------
                                            Notary Public


STATE OF NEW JERSEY             :

                                :  ss.

COUNTY OF BERGEN                :


    On the 16th day of May, 1996 before me personally came , Debra A. Schwalb to me known, who, being by me duly sworn, did depose and say that she is an Assistant Vice President of FIRST VALLEY BANK, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that she signed her name thereto by like authority.


                                            /s/  Malina F. Newman
(Notorial Seal)                             -------------------------------
                                            Notary Public

                         (Form of Face of Certificate)
                    EQUIPMENT LEASING CORPORATION OF AMERICA
                               DEMAND CERTIFICATE

CERTIFICATE NO.                                             ISSUE DATE

    Equipment Leasing Corporation of America, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


, or its registered assigns, the principal sum of


Dollars on the fifth business day of the month after the month during which demand by Holder is received by the Company to pay or, at the election of the Holder named above, accrue interest thereon at the rate of at least 1% above the annualized interest rate paid on six-month United States Treasury Bills sold on the first day of the month, or if there is no auction on that day, the interest rate established at the last auction prior to the first day of the month. Interest is to be paid or accrued monthly on the 10th calendar day of the month for the prior month or part thereof. The percentage above the six month United States Treasury Bill is to be determined at the beginning of the month by Company Order (or in the absence of any such order, such percentage shall be deemed to be 1%), until the principal hereof and accumulated interest thereon is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to Registered Holder of this Certificate (or one or more Predecessor Certificates, as defined in such Indenture) at the close of business on the Regular Record Date for such interest payment which shall be the fifteenth of the preceding month (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date of and may be paid to the Registered Holder of this Certificate (or one or more Predecessor Certificates) at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of certificates not less than 10 days prior to such special record date, or may be paid any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Certificate will be made at the office or agency of the Company maintained for that purpose in the City of Bethlehem, Commonwealth of Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Registered Holder as such address shall appear in the Certificate Register.
    Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
    IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed under its corporate seal.


This is one of the Certificates        EQUIPMENT LEASING CORPORATION OF AMERICA
referred to in within-mentioned
indenture.                             Date:
FIRST VALLEY BANK as Trustee

                                       By:-------------------------------------
By:-------------------------------                                    President
                Authorized Officer

                                       Attest:---------------------------------
SEAL                                                                  Secretary






!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

- -------------------------------------------------------------------------------
        (NAME AND ADDRESS OF TRANSFEREE MUST BE PRINTED OR TYPEWRITTEN)


the within Certificate of EQUIPMENT LEASING CORPORATION OF AMERICA, and hereby constitutes and appoints --------------------------------------------------- Attorney
     to transfer the same on the books of said Company.

     Dated:------------------------------      -------------------------------

     WITNESS:----------------------------

!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

                        (Form of Reverse of Certificate)
                    EQUIPMENT LEASING CORPORATION OF AMERICA

                               DEMAND CERTIFICATE

    This Certificate is one of a duly authorized issue of Certificates of the Company (herein called the "Certificates") issued and to be issued under an Indenture dated May 15, 1996 (herein called the "Indenture") supplemental to indentures dated as of August 18, 1993, August 17, 1990, September 13, 1989, September 20, 1988, September 19, 1987, and August 5, 1986 between the Company and First Valley Bank as Trustee (herein called the "Trustee") which term includes any successor trustee under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Certificates, and for the terms upon which the Certificates are, and are to be, authenticated and delivered.

    The Certificates are subject to redemption at any time by the Company, upon not less than 60 days' notice by mail (or such shorter period as directed by Company Order), at a Redemption Price equal to their principal amount, together with accrued interest to the Redemption Date (but interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Certificate, or one or more Predecessor Certificates, of record at the close of business on the relevant Record Date referred to on the face hereof), all as provided in the Indenture.
    In the event of redemption of this Certificate in part only, this Certificate shall be reissued for the unredeemed portion hereof in the name of the Holder hereof under the same terms and conditions contained herein, and the Company shall make such necessary entry or entries on its books of record to record any partial redemption hereof.
    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Registered Holders of the Certificates under the Indenture at any time by the Company and the Trustee. No such amendment, without the consent of each of the holders of the aggregate principal amount of the Certificates at the time Outstanding, as defined in the Indenture, shall reduce the principal amount of or interest on any Certificate, change the maturity date of the principal, the interest payment dates or other terms of payment, reduce the percentage of holders necessary to modify or alter the Indenture, or waive any default under the Indenture. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Certificates at the time outstanding, as defined in the Indenture, on behalf of the holders of all the Certificates, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Certificate shall be conclusive and binding upon such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.
    No reference herein to the Indenture and no provision of this Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Certificate at the times, places and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferrable on the Certificate Register of the Company, upon Surrender of this Certificate for registration of transfer at the office or agency of the Company in the City of Bethlehem, Commonwealth of Pennsylvania, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
    The Certificates are issuable only in registered form without coupons in a minimum denomination of $100 and any additional amount as approved by the Company. As provided in the Indenture and subject to certain limitations therein set forth Certificates are exchangeable for a like aggregate principal amount of Certificates of a different authorized denomination, as requested by the Holder surrendering the same.
    No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, whether or not this Certificate is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                         (Form of Face of Certificate)
                    EQUIPMENT LEASING CORPORATION OF AMERICA

                             FIXED RATE CERTIFICATE

CERTIFICATE NO.                                        ISSUE DATE
                                                       MATURITY DATE
                                                       RATE OF INTEREST


    Equipment Leasing Corporation of America, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


, or its registered assigns, the principal sum of


                  after the date hereof and to pay or, at the election of the
Holder named above, accrue interest thereon at the rate of          % per
annum, with interest to be paid or accrued monthly on the 10th calendar day of the month for the prior month or part thereof, until the principal hereof and any accumulated interest, if any, is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the registered Holder of this Certificate (or one or more Predecessor Certificates, as defined in such Indenture) at the close of business on the Regular Record Date for such interest payment, which shall be the fifteenth of the preceding month (whether or not a Business day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the registered Holder of this Certificate (or one or more predecessor Certificates) at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Certificates not less than 10 days prior to such Special Record Dated, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Certificate will be made at the office or agency of the Company maintained for that purpose in the City of Bethlehem, Commonwealth of Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the registered Holder entitled thereto as such address shall appear in the Certificate Register.
    Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed under its corporate seal.


This is one of the Certificates        EQUIPMENT LEASING CORPORATION OF AMERICA
referred to in the within-mentioned
indenture.                             Date:
FIRST VALLEY BANK as Trustee

                                       By:-------------------------------------
By:--------------------------------                                   President
                 Authorized Officer

                                       Attest:---------------------------------
SEAL                                                                  Secretary





!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

- -------------------------------------------------------------------------------
        (NAME AND ADDRESS OF TRANSFEREE MUST BE PRINTED OR TYPEWRITTEN)


    the within Certificate of EQUIPMENT LEASING CORPORATION OF AMERICA, and hereby constitutes and appoints --------------------------------------------------------- Attorney
    to transfer the same on the books of said Company.

    Dated:-------------------------------       -------------------------------

    WITNESS:-----------------------------

!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

                        (Form of Reverse of Certificate)
                    EQUIPMENT LEASING CORPORATION OF AMERICA

                             FIXED RATE CERTIFICATE

    This Certificate is one of a duly authorized issue of Certificates of the Company (herein called the "Certificates") issued and to be issued under an Indenture dated May 15, 1996 (herein called the "Indenture") Supplemental to indentures dated as of August 18, 1993, August 17, 1990, September 13, 1989, September 20, 1988, September 19, 1987 and August 5, 1986 between the Company and First Valley Bank as Trustee (herein called the "Trustee") which term includes any successor trustee under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Certificates, and for the terms upon which the Certificates are, and are to be, authenticated and delivered.

    The Certificates are subject to redemption by the Company at any time upon not less than 60 days' notice by mail or such period as directed by Company Order, at a Redemption Price equal to their principal amount, together with accrued interest to the Redemption Date (but interest installments whose Stated Maturity is on the Redemption Date will be payable to the holders of such Certificate, or one or more Predecessor Certificates, of record at the close of business on the relevant Record Date referred to on the face hereof), all as provided in the Indenture.
    In the event of redemption of this Certificate in part only, this Certificate shall be reissued for the unredeemed portion hereof in the name of the holder hereof under the same terms and conditions contained herein, and the Company shall make such necessary entry or entries on its books of record to record any partial redemption hereof.
    If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture.
    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holder of the Certificates under the Indenture at any time by the Company and the Trustee. No such amendment, without the consent of each of the holders of the aggregate principal amount of the Certificates at the time Outstanding, as defined in the Indenture, shall reduce the principal amount of or interest on any Certificate, change the maturity date of the principal, the interest payment dates or other terms of payment, reduce the percentage of holders necessary to modify or alter the Indenture, or waive any default under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Certificates at the time Outstanding, as defined in the Indenture, on behalf of the holders of all the Certificates, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Certificate shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waivers is made upon this Certificate.
    No reference herein to the Indenture and no provision of this Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Certificate at the times, places and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferrable on the Certificate Register of the Company, upon surrender of this Certificate for registration of transfer at the office or agency of the Company in the City of Bethlehem, Commonwealth of Pennsylvania, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Certificates of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
    The Certificates are issuable only in registered form without coupons in a minimum denomination of $100 and any additional amount as approved by the Company. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for a like aggregate principal amount of Certificates of a different authorized denomination, as requested by the Holder surrendering the same.
    The Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, whether or not this Certificate is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
    The Holder, at his option, shall have the right to earlier or partial payment of the principal and accrued interest herein by the Company. A service charge or penalty may be made for any such election, as set forth in the Indenture.
    If, after its Maturity Date, this Certificate is not presented for payment by the Holder, and if the Company does not tender payment to the holder, this Certificate shall be automatically converted into a Demand Certificate and the rate and other terms shall be as set forth in the Indenture with respect to such Certificate. Prior to the maturity dates, the Holder may, at his election, request an extension of the terms and conditions herein for a like period, and interest shall continue to accrue and be payable from the first day of such extended period. This Certificate, as extended, will continue in all of its provisions except that the interest rate payable during any extended terms shall be the interest rate being offered by the Company as of this Certificate's maturity on newly issued Certificates of like term.